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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in the Registration Statement (Form S-8) for the registration of 3,200,000 shares of The B.F.Goodrich Company's common stock pertaining to The B.F.Goodrich Company Stock Option Plan, of our report dated February 2, 1996, with respect to the consolidated financial statements of The B.F.Goodrich Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   --------------------------
                                                   ERNST & YOUNG LLP


Cleveland, Ohio
May 6, 1996